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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (date of earliest event reported)
                                 August 15, 1996



                        PROLOGIC MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


     Arizona                      1-13704                  86-0498857
 (State or other                (Commission              (IRS Employer
  jurisdiction                  File Number)           Identification No.)
of incorporation)

                            2030 East Speedway Blvd.
                              Tucson, Arizona 85719
               (Address of principal executive offices)(Zip Code)


                                 (520) 320-1000
              (Registrant's telephone number, including area code)


                                2731 East Elvira
                                    Suite 151
                           Tucson, Arizona 85706-7124
          (Former name or former address if changed since last report)

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Item 2.  Acquisition or Disposition of Assets


         Effective August 15, 1996, upon the acceptance of the Articles of Merger by the Arizona Corporation Commission, Prologic Management Systems, Inc., an Arizona corporation (the "Registrant"), acquired BASIS, Inc., a California corporation ("BASIS"), through the merger of BASIS into a wholly-owned subsidiary of the Registrant, BASIS Acquisition Corp. (the "Merger Subsidiary") (the "Merger"). BASIS will continue to exist as a wholly-owned subsidiary of the Registrant.

         Pursuant to the terms and conditions of the Agreement and Plan of Reorganization dated as of June 1, 1996 (the "Agreement") among Registrant, BASIS, Merger Subsidiary and certain Principal Shareholders of BASIS, the shareholders of BASIS ("BASIS Shareholders") received an aggregate of 337,325 shares of the Registrant's common stock ("Prologic Common Stock"), or approximately .239 shares of Prologic Common Stock for each share of the common stock of BASIS ("BASIS Common Stock"). The Prologic Common Stock so issued was valued at $1,400,000 as calculated under the terms of the Agreement. As further consideration for the Merger, the Registrant paid to the BASIS Shareholders cash in the aggregate amount of $500,000. Moreover, the Registrant will issue to the BASIS Shareholders additional Prologic Common Stock valued at up to $1,600,000 if certain post-merger earn-out targets in the Agreement are met during the Registrant's fiscal years ending June 30, 1997 and 1998 ("Contingent Consideration").

         In addition, if at any time prior to June 30, 1998, the Registrant effects an asset transfer of any intellectual property that was an asset of BASIS as of May 15, 1996 (other than (a) through licenses in the ordinary course of business, (b) a transfer to the Registrant, a parent of the Registrant or a majority-owned subsidiary of the Registrant), (c) in connection with the sale or transfer of all or substantially all of the assets or shares of the Merger Subsidiary or the Registrant), then the Registrant shall issue shares of Prologic Common Stock to BASIS Shareholders in an amount equivalent to thirty percent (30%) of the net consideration received or to be received by the Registrant for such assets ("Additional Consideration"). Either the Registrant or BASIS may elect to have up to forty percent (40%) of the Contingent Consideration or the Additional Consideration paid in cash rather than in shares of Prologic Common Stock.

         The funds used for the Merger were obtained from the liquid resources of the Registrant and no bank or other loans have been used for this transaction.

         The Agreement is attached as Exhibit 1 hereto and is incorporated herein by reference. Prior to the Merger, BASIS was in the business of the designing, developing and marketing technology hardware and software solutions for the integration of open computer systems. BASIS also provided consulting services regarding systems integration to a variety commercial customers. The Registrant intends that BASIS will continue in its current lines of business, operating from offices in the San Francisco Bay area.

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Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements

                  It is impracticable for the Registrant to provide the required audited financial statements of BASIS at the time of filing this report. The registrant presently anticipates that it will be able to file the financial statements which are required to be filed pursuant to Regulation S-B, on a date which is within the 60-day period provided in Item 7(a)(4) of Form 8-K.

         (b)      Pro Forma Financial Information

                  It is impracticable for the Registrant to provide the required pro forma financial information at the time of filing this report. The registrant presently anticipates that it will be able to file the financial information which is required to be filed pursuant to Regulation S-B on a date which is within the 60-day period provided in Item 7(a)(4) of Form 8-K.

         (c)      Exhibits

                  Agreement and Plan of Reorganization dated as of June 1, 1996 among Prologic Management Systems, Inc., BASIS, Inc., BASIS Acquisition Corp. and certain Principal Shareholders of BASIS, Inc.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROLOGIC MANAGEMENT SYSTEMS, INC.



Dated:  August 22, 1996                By   /s/James M. Heim
                                         -------------------
                                       James M. Heim
                                       President and Chief Executive Officer

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                                  EXHIBIT INDEX



Exhibit No.                                                                                  Page No.
   10.31          Agreement and Plan of Reorganization dated as of June 1, 1996                 6
                  among Prologic Management Systems, Inc., BASIS, Inc., BASIS
                  Acquisition Corp. and certain Principal Shareholders of BASIS, Inc.

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